EXHIBIT 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
    This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), entered into on July 27, 2023 (the “Effective Date”), is by and among Maravai LifeSciences Holdings, Inc., a Delaware corporation (“Parent”), Maravai Intermediate Holdings, LLC, a Delaware limited liability company (“Employer”), and Carl W. Hull (“Executive”).
    WHEREAS, Executive, Parent and Employer are party to that certain Amended and Restated Employment Agreement, dated as of May 8, 2023 (the “Employment Agreement”);
    WHEREAS, Executive’s successor was appointed as chief executive officer of Parent and its Subsidiaries (as defined in the Employment Agreement) effective as of 12:01 am Pacific Time on the Effective Date (the “CEO Succession”); and
    WHEREAS, Executive, Parent and Employer desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein in connection with the CEO Succession.
    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:
1.Amendment to Employment Agreement.
(a)The definition of “Effective Date” in the preamble of the Employment Agreement shall be deleted in its entirety and replaced with the definition of “Effective Date” in this Amendment.
(b)Section 1(a)(i) of the Employment Agreement titled “Position and Duties” shall be deleted in its entirety and replaced with the following:
“During the Employment Period, Executive shall serve as the Executive Chairman of the board of directors of Parent (the “Board”) and shall have the normal duties, responsibilities and authority implied by such position, which shall include leadership of the Board and its strategic priorities, and assisting the new chief executive officer with the transition, subject in each case to the power of the Board to expand, limit or otherwise alter such duties, responsibilities, positions and authority and to otherwise override actions of officers.”

(c)Section 1(b) of the Employment Agreement titled “Salary, Bonus and Benefits” shall be deleted in its entirety and replaced with the following:
“Commencing on the date of the start of the first payroll period to begin after the Effective Date and continuing until a Separation, Employer will pay Executive a base salary at a rate of $500,000 per annum (the “Annual Base Salary”). The Annual Base Salary shall be reviewed annually by the Board. For each fiscal year of Employer ending during the Employment Period, Executive shall be eligible for an annual bonus with a target amount equal to $757,667 for 2023 and 100% of the Annual Base Salary in subsequent years (such amount, the “Annual Bonus”), as determined by the Board based upon the performance of Executive and the achievement by Parent, Employer and the other Subsidiaries of Parent of financial, operating and other objectives set by the Board. Each Annual Bonus, if any, shall be paid as soon as administratively feasible after the Board (or a committee thereof) certifies whether the applicable performance targets for the applicable year have been achieved but in no event later than March 15 following the end of such year. Notwithstanding anything in this Section 1(b) to the contrary, no Annual Bonus, if any, or any portion thereof, shall be payable for any year unless Executive remains continuously employed by Employer from the Effective Date through the last day of such year. In addition, during the Employment Period, Executive will be entitled to such other benefits as are approved by the Board and made generally available to all senior management of Parent and Employer.”

2.Entire Agreement. Except as amended pursuant to this Amendment, the Employment Agreement remains in full force and effect, and the Employment Agreement, together with this Amendment, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between Executive, Parent and Employer with respect to the subject matter hereof.
3.Counterparts and Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and together any counterparts shall constitute one and the same instrument. Additionally, the parties hereto agree that electronic reproductions of signatures (i.e., scanned PDF versions of original signatures, facsimile transmissions, and the like) shall be treated as original signatures for purposes of execution of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
MARAVAI LIFESCIENCES HOLDINGS, INC.
By: /s/ Kurt A. Oreshack
Name: Kurt A. Oreshack
Its: EVP & General Counsel

MARAVAI INTERMEDIATE HOLDINGS, LLC
By: /s/ Kurt A. Oreshack
Name: Kurt A. Oreshack
Its: EVP & General Counsel

EXECUTIVE

/s/ Carl W. Hull
Carl W. Hull

Amendment No. 1 to
Amended and Restated Employment Agreement